Contact:
Catherine Frymark • Discovery Communications • Catherine_Frymark@discovery.com • (240) 662-2934
Devon Giddon • Group Nine Media • devon@thrillist.com • (646) 786-1949

DISCOVERY COMMUNICATIONS ANNOUNCES $100 MILLION INVESTMENT AND STRATEGIC PARTNERSHIP WITH NEWLY FORMED DIGITAL CONTENT HOLDING COMPANY:
GROUP NINE MEDIA
Thrillist, NowThis Media, The Dodo and Discovery’s Digital Network Seeker to Merge to Create one of the Largest Digital Content Companies

•	Over 3.5 billion monthly video views (among the top 5 U.S.-based digital-first media companies)

•	No. 1 video news publisher on Facebook

•	More than 12 billion monthly social impressions

•	50+ million monthly social engagements

•	40+ million Facebook followers

•	30+ million YouTube subscribers

NEW YORK, NY (October 13, 2016) – Discovery Communications announced today that it has agreed to make a minority investment of $100 million and enter into a strategic partnership with Group Nine Media – a new media holding company consisting of Thrillist Media Group, NowThis Media, The Dodo and Discovery’s digital network Seeker (along with its production studio SourceFed Studios). Axel Springer will maintain its investment as the second largest shareholder. Ben Lerer, CEO of Thrillist, will become CEO of Group Nine Media. The merging of these millennial-focused brands will immediately create in Group Nine Media one of the largest digital-first media companies.

“Today marks the start of a strong new company with tremendous brands, reach and scale,” said David Zaslav, president and CEO, Discovery Communications. “The merger of these assets will bring together best-in-class management, led by Ben and his team, expertise in data analytics technology and global reach to create one of the world’s largest digital-first content companies attracting young passionate enthusiasts that advertisers want to reach.”

“This is truly a ‘win-win’ scenario, allowing our brands the opportunity to remain independent and build our own future, while at the same time, having the support of one of the best media and entertainment companies in the world,” said Ben Lerer, CEO of Group Nine Media. “Each of our brands has found great success independently, but with consolidation of digital content companies around the corner, there is extraordinary value in all existing under one multi-brand roof. We will be stronger brands working together - we will have more influence; we will have better data and insights; we will be better partners to our advertisers; and most importantly, we will be substantial enough to make a real difference and stay ahead of the market."

The partnership between Discovery and Group Nine Media will include a commercial agreement that will enable advertisers to reach their desired audience via true 360 opportunities across multiple platforms including linear, digital, social and live events.

On the closing of today’s investment and partnership, Group Nine Media will expand Discovery’s push into the digital network space targeting millennials, which began with the 2012 acquisition of digital network Revision3 and the subsequent acquisition in 2013 of Internet video icon Philip DeFranco’s portfolio of online video channels and ventures, DeFranco Creative. Now called Seeker and SourceFed Studios, these entities will become part of Group Nine Media. Discovery also led rounds of funding in The Dodo in 2014 and 2015.

In the future, Discovery will have an option to buy a controlling stake in Group Nine Media.

Capitalizing on the company’s strong foundation and capabilities across editorial, tech, data and monetization, Discovery’s investment will fund growth across all of these areas of the business - specifically, the expansion of the sales team and branded content studio, new vertical launches and expansive content development for all of its brands.

“We are big believers in digital journalism and its very exciting business perspectives. We look forward to continuing to strengthen our relationship with the Lerer family through this transaction and to work with Discovery to support the growth of Group Nine Media,” said Jens Müffelmann, President Axel Springer USA and CEO Axel Springer Digital Ventures. Axel Springer will have a seat on the board of Group Nine Media.

"We're thrilled to work even more closely with Discovery. They've been The Dodo's lead investor and an incredible partner to us, and this feels like an organic and very exciting next step,” said Izzie Lerer, Founder of The Dodo who will continue to be responsible for the brand. “I’m looking forward to working with my brother, too. His competence in business makes up for most of his annoying personality traits."

LionTree Advisors acted as exclusive financial advisor and Cooley LLP acted as legal advisor to Group Nine Media on the transaction. Proskauer Rose LLP acted as legal advisor to Discovery on the transaction. Closing of the investment is subject to customary closing conditions, and is expected to occur in the fourth quarter of 2016.

Under the Group Nine Media Roof
The Dodo, NowThis, Seeker and Thrillist are each unique, mission-driven brands and stand-outs in their respective categories. The Dodo has more than 700 million monthly social video views; NowThis is the no. 1 video news publisher on Facebook; Seeker has over 23 million YouTube subscribers across its channels; and Thrillist’s audience has doubled to nearly 20 million monthly uniques on O&O properties. With over 60 percent of its audience consisting of users ages 18-34, Group Nine Media’s brands are built for consumption on the social web where this audience spends the majority of its time.

The brands will each remain editorially independent and will maintain their individual voice, mission and culture. At the corporate level there will be shared services. Thrillist’s sales team and content studio, The CoLab will combine with NowThis Studios, The Dodo and Seeker’s branded content team to create a core advertising solutions group across all Group Nine Media brands. The company will also combine technology capabilities (Thrillist’s Pinnacle and NowThis’ Switchboard) to create a dynamic publishing platform that will power all brands. A centralized long-form video department will be created that will be responsible for creating OTT/on-demand and linear TV programming across all properties. This group will leverage Seeker’s premium production capabilities and SourceFed Studio’s expertise in program development and talent incubation.

About Our Brands:

We’re eaters, drinkers, travelers, and doers. We serve the curious and believe that new experiences are what drive the richest lives. We bring our passion, expertise, and taste to bear on the things that are truly worth your time and money. Life is for living, and that’s why we’re here. Today will be great.

Launched: 2005
Founders: Ben Lerer & Adam Rich
Headquartered: New York, NY
# of Employees: 250
Key Stats:
• Nearly 20 million unique visitors on O&O (more than 2x YOY growth)
• 150+ million monthly video views
• 450+ million monthly social reach
• 60% of audience age 34 and under
Notable Info:
• Industry leading digital ad sales team and internal content studio, The CoLab
• Producing award-winning branded content that outperform ~90% of measured web campaigns
• Built on a scalable, proprietary best-in-class CMS, Pinnacle

We inform, entertain and inspire our audience about what’s important in the world NOW. We make news interesting and enjoyable.

Launched: 2012
Founders: Ken Lerer & Eric Hippeau
Headquartered: New York, NY
# of Employees: 120
Key Stats:
• +2.4 billion monthly video views and the #1 video news publisher on Facebook
• Produce & distribute up to 70 pieces of short-form video content every day

• 15 million followers and social reach of over 10 billion monthly impressions
• 85% of audience age 34 and under
Notable Info:
• Built on proprietary video creation, distribution and measurement platform, Switchboard
• Rapidly expanding in-house branded video agency, NowThis Studios
• Two Snapchat Discover channels (‘NowThis’, a daily news channel and ‘WE THE PEOPLE’, an election specific channel in partnership with Jim VandeHei)

For Animal People. A mission-driven brand creating content to embody a cause we’re passionate about. The halo brand for everyone who loves animals - from people who are obsessed with their pets all the way to committed animal advocates.

Launched: 2014
Founder: Izzie Lerer
Headquartered: New York, NY
# of Employees: 45
Key Stats:
• +700 million monthly video views
• 15 million monthly unique visitors on O&O
• 1.3 billion monthly social reach
• 55%+ of audience age 34 and under
Notable Info:
• Largest dedicated animal content brand on social
• No. 18 Facebook publisher by total video views
• No. 5 Facebook publisher by social engagements

Seeker feeds our audience’s curiosity with the instinctual belief that wisdom is gained by experiencing, observing and exploring our world through the lenses of Science and Exploration. Seek For Yourself.

Launched: 2005 (as Revision 3), 2006 as Phil DeFranco Network, 2016 as Seeker & SourceFed Studios
Headquartered: San Francisco, CA
# of Employees: 125
Some Stats:
• +23 million YouTube subscribers
• +33 million social followers
• +300 million monthly video views
• 75% of audience age 34 and under

Notable Info:
• Seeker talent includes Laura Ling, Trace Dominguez, Louis Cole and more
• Recently launched Seeker VR
• Home to SourceFed Studios

SOURCEFED STUDIOS:
• Discovery’s digital production studio founded by internet video icon Phil DeFranco
• Home to hit franchises The Phil DeFranco Show, SourceFed and SourceFed Nerd
• +10 million YouTube subscribers
• Experts in program development and talent incubation
• Original programming slate includes linear and digital programming

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